UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 14, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 9, 2006 the board of directors of Meritage Homes Corporation (“Meritage”) approved a $100 million increase to Meritage’s existing $100 million share repurchase program. The new authorization allows Meritage to purchase outstanding shares of its common stock subject to applicable securities laws, in open market or privately negotiated transactions, based on market conditions. As of August 9, 2006, $134 million remained available under the program, taking into account the $100 million increase.

A copy of the press release announcing this increase in our share repurchase program is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2006

MERITAGE HOMES CORPORATION

	/s/	Vicki L. Biggs
	By:	Vicki L. Biggs
Controller and Chief Accounting Officer